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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 30, 2001

NEW CENTURY FINANCIAL CORPORATION
(Exact Name of Issuer as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-22633 (Commission File Number)	33-0683629 (IRS Employer Identification Number)

18400 Von Karman, Suite 1000, Irvine, California (Address of Principal Executive Offices)	92612 (Zip Code)

Registrant's telephone number, including area code (949) 440-7030

ITEM 5. OTHER EVENTS

    We are filing this report on Form 8-K to disclose the following recently filed legal proceedings involving us, and to update the disclosure of our legal proceedings contained in our Registration Statement on Form S-3 (Registration No. 333-66694).

    (a) In August 2001, Miguel and Josephina Lopez filed a class action complaint against New Century Mortgage Corporation and Robert Hardman dba Primera Mortgage in Illinois state court. The complaint alleges that certain payments we make to mortgage brokers, sometimes referred to as yield spread premiums, violate the federal Real Estate Settlement Procedures Act. The complaint also alleges that New Century Mortgage Corporation induced mortgage brokers to breach their fiduciary duties to borrowers. Plaintiffs seek to recover compensatory and punitive damages in an unspecified amount, as well as attorneys' fees and costs. We have retained counsel, are evaluating the complaint and intend to defend the action vigorously. Our response is due in September 2001. We do not believe that this action will have a material adverse effect on our business, results of operation or financial position.

    (b) In August 2001, a former employee named Dean Smith filed a class action complaint against New Century Financial Corporation and New Century Mortgage Corporation for alleged unpaid overtime on behalf of himself and other loan officers. Plaintiffs seek to recover compensation for unpaid overtime, penalties and damages in an unspecified amount. We have not yet been served with the complaint. We are evaluating the complaint and intend to defend the action vigorously. We do not believe that this action will have a material adverse effect on our business, results of operation or financial position.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY FINANCIAL CORPORATION
August 30, 2001	/s/ ROBERT K. COLE Robert K. Cole Chairman and Chief Executive Officer

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FORM 8-K
ITEM 5. OTHER EVENTS
SIGNATURES